Exhibit 4.2

TRANSFER

I                                                              (THE TRANSFEROR) FOR THE VALUE RECEIVED,                                                               DO HEREBY TRANSFER TO                                                               (THE TRANSFEREE) THE                                                       SHARES STANDING IN MY NAME IN THE UNDERTAKING CALLED BCD SEMICONDUCTOR MANUFACTURING LIMITED TO HOLD THE SAME UNTO THE TRANSFEREE.

DATED                                                              , 20

SIGNED BY THE TRANSFEROR

IN PRESENCE OF
(Witness)	(Transferor)

BCD SEMICONDUCTOR MANUFACTURING LIMITED

Number	Shares
-[ ]-	-[ ]-

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

CAPITAL OF:	US$495,000.00 divided into 480,000,000 Ordinary Shares of par value
US$0.001 each and 15,000,000 Preference Shares of par value US$0.001 each.

THIS IS TO CERTIFY THAT

- [                                        ] -

is the registered holder of

- [SPELLED OUT NUMBER OF SHARES] – Ordinary Shares in the above-named Company subject to the Memorandum and the Articles of Association thereof.

EXECUTED for and on behalf of the

Company on this [        ] day of [            ] 2008.

Authorized Signatory